UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 1, 2018

PENN VIRGINIA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Virginia	1-13283	23-1184320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14701 St. Mary’s Lane, Suite 275 Houston, Texas	77079
(Address of Principle Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 722-6500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K of Penn Virginia Corporation (the “Company”), dated March 1, 2018 and filed with the Securities and Exchange Commission on March 7, 2018 (the “Initial Form 8-K”), which reported under Item 2.01 that on March 1, 2018, the Company completed its acquisition from Hunt Oil Company (“Seller”) of its right, title and interest in and to certain oil and gas assets (the “Hunt Properties”), including oil and gas leases covering approximately 9,700 net acres located primarily in Gonzales and Lavaca Counties, Texas (the “Hunt Acquisition”). This amendment is filed to provide the financial statements of Seller and the pro forma financial information of the Company for such transactions as required by Item 9.01 of Form 8-K. Except as set forth below, the Initial Form 8-K is unchanged.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired

The audited statement of revenues and direct operating expenses for the Hunt Properties sold to the Company for the year ended December 31, 2017, including the notes thereto, as filed herewith as Exhibit 99.1.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial statements of the Company for the year ended December 31, 2017, including the notes thereto, giving effect to the Hunt Acquisition as filed herewith as Exhibit 99.2.

(d) Exhibits

Exhibit Number	Description

23.1	Consent of KPMG LLP.

99.1	Audited Statement of Revenues and Direct Operating Expenses of the Gonzales and Lavaca Counties, Texas Oil and Gas Properties Sold to Penn Virginia Corporation for the year ended December 31, 2017, including the notes thereto.

99.2	Unaudited Pro Forma Condensed Consolidated Financial Statements of Penn Virginia Corporation for the year ended December 31, 2017, including the notes thereto.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 9, 2018	PENN VIRGINIA CORPORATION

	By:	/s/ Steven A. Hartman
Steven A. Hartman
Senior Vice President, Chief Financial Officer and Treasurer